EXHIBIT 7.3

              FORTUNE DIVERSIFIED INDUSTRIES, INC AND SUBSIDIARIES
                   Pro Forma Consolidated Financial Statements

              FORTUNED DIVERSIFIED INDUSTRIES, INC AND SUBSIDIARIES



                                                 TABLE OF CONTENTS

Basis of Preparation.....................................................Page  1

Financial Statements
    Pro forma consolidated statement of operations that assumes the
    combination occurred on August 31, 2001..............................      2
    Pro forma consolidated statement of operations for the twelve months ended August 31, 2001, which combines FDVI's results of operations for the twelve months ended August 31, 2001, with KSC's
    results of operations for the fiscal year ended December 31, 2001....      3
    Pro forma consolidated statement of operations for the nine months ended May 31, 2002 that combines the unaudited results of operations of FDVI from the nine-month period of September 1, 2001 to
    May 31, 2002 with KSC's results of operations for the nine-month
    period of October 1, 2001 to June 30, 2002...........................      4

PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS BASIS OF PREPARATION

The following unaudited pro forma consolidated financial statements give effect to the purchase by Fortune Diversified Industries, Inc. and Subsidiaries ("FDVI") of Kingston Sales Corporation ("KSC"). Pro forma adjustments related to the pro forma consolidated balance sheet are computed assuming the combination was consummated at May 31, 2002. However, the purchase price effect resulting from the adjustments to the KSC December 31, 2001 and 2000 audited financial statements have yet to be determined by both, FDVI and KSC. Consequently, the purchase adjusting entry has not been recorded, and is not reflected in the pro forma adjustments herein. The pro forma consolidated balance sheet combines FDVI's unaudited balance sheet as of May 31, 2002 with KSC's balance sheet as of June 30, 2002. The pro forma consolidated statement of operations assumes that the combination occurred on August 31, 2001. The pro forma consolidated statement of operations for the twelve months ended August 31, 2001 combines FDVI's results of operations for the twelve months ended August 31, 2001, with KSC's results of operations for the fiscal year ended December 31, 2001. The pro forma consolidated statement of operations for the nine months ended May 31, 2002 combines the unaudited results of operations of FDVI from the nine-month period of September 1, 2001 to May 31, 2002 with KSC's results of operations for the nine-month period of October 1, 2001 to June 30, 2002.

The pro forma consolidated statements of operations are not necessarily indicative of operating results that would have been achieved had the combination been consummated as of the beginning of the periods presented and should not be construed as representative of future operations. Further, interim results are not necessarily indicative of results to be realized for a full year due to the effects of, among other things, seasonality.

These pro forma consolidated financial statements should be read in conjunction with the historical consolidated financial statements and the related notes thereto of FDVI, which are included in FDVI's Annual Report on Form 10-K, and the historical financial statements and the related notes thereto of KSC included herein.

                      PRO FORMA CONSOLIDATED BALANCE SHEET
                                   (UNAUDITED)


                                                             ASSETS

                                                              Fortune         Kingston
                                                              May 31,         June 30,        Proforma          Proforma
                                                               2002             2002         Adjustments        Combined

CURRENT ASSETS
    Cash and equivalents                                    $   120,000      $  (120,000)              --     $        --
    Accounts receivable, net                                    366,000        1,921,000               --       2,287,000
    Inventory, net                                                   --          659,000               --         659,000
    Other current assets                                         63,000               --               --          63,000
                                                            -----------      -----------      -----------     -----------
       Total Current Assets                                     549,000        2,460,000               --       3,009,000
                                                            -----------      -----------      -----------     -----------

OTHER ASSETS
    Notes receivable                                             30,000               --               --          30,000
    Investment in land development                                6,000               --               --           6,000
    Investment in marketable securities                         434,000               --               --         434,000
    Property and equipment, net                                 201,000          346,000               --         547,000
                                                            -----------      -----------      -----------     -----------
       Total Other Assets                                       671,000          346,000               --       1,017,000
                                                            -----------      -----------      -----------     -----------

       TOTAL ASSETS                                         $ 1,220,000      $ 2,806,000      $        --     $ 4,026,000
                                                            ===========      ===========      ===========     ===========


                                                    LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
    Line of credit                                          $        --      $   619,000               --     $   619,000
    Accounts payable                                             42,000          192,000               --     $   234,000
    Current maturities of long-term debt                             --           16,000               --          16,000
    Accrued payroll and related expenses                         38,000            7,000               --          45,000
    Deferred revenue                                                 --          260,000               --         260,000
    Accrued expenses                                             58,000           63,000               --         121,000
                                                            -----------      -----------      -----------     -----------
       Total Current Liabilities                                138,000        1,157,000               --       1,295,000
                                                            -----------      -----------      -----------     -----------

LONG-TERM LIABILITIES:
    Long-term debt, less current maturities                          --           14,000               --          14,000
                                                            -----------      -----------      -----------     -----------

STOCKHOLDERS' EQUITY
    Common stock                                                695,000            1,000               --         696,000
    Additional paid-in capital and warrants outstanding       6,441,000          110,000               --       6,551,000
    Retained earnings (accumulated deficit)                  (5,512,000)       1,524,000               --      (3,988,000)
    Accumulated other comprehensive income (loss)              (502,000)              --               --        (502,000)
                                                            -----------      -----------      -----------     -----------
                                                              1,122,000        1,635,000               --       2,757,000
    Less:  Treasury stock at cost                               (40,000)              --               --         (40,000)
                                                            -----------      -----------      -----------     -----------
       Total Stockholders' Equity                             1,082,000        1,635,000               --       2,717,000
                                                            -----------      -----------      -----------     -----------

       TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY           $ 1,220,000      $ 2,806,000      $        --     $ 4,026,000
                                                            ===========      ===========      ===========     ===========

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

                 PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                               FOR THE YEAR ENDED
                                 AUGUST 31, 2001
                                   (UNAUDITED)


                                                                                             Proforma      Proforma
                                                               Fortune          Kingston    Adjustments    Combined

NET REVENUE                                                 $    425,000      $ 13,220,000      $--     $ 13,645,000

COST OF REVENUE                                                5,381,000        11,111,000       --       16,492,000
                                                            ------------      ------------      ---     ------------

GROSS PROFIT (LOSS)                                           (4,956,000)        2,109,000       --       (2,847,000)

SELLING, GENERAL, AND ADMINISTRATIVE EXPENSES                  2,009,000         1,133,000       --        3,142,000
                                                            ------------      ------------      ---     ------------

Operating Income (Loss)                                       (6,965,000)          976,000       --       (5,989,000)

OTHER INCOME (EXPENSE)
     Interest income                                              20,000             7,000       --           27,000
     Interest expense                                           (180,000)          (63,000)      --         (243,000)
     Gains on investments in marketable securities, net               --                --       --               --
     Net loss on sale of equipment                                    --           (18,000)      --          (18,000)
     Other income                                                     --            37,000       --           37,000
                                                            ------------      ------------      ---     ------------
        Total Other Income (Expense)                            (160,000)          (37,000)      --         (197,000)
                                                            ------------      ------------      ---     ------------

EXTRAORDINARY CREDIT-EXTINGUISHMENT OF DEBT                    4,174,000                --       --        4,174,000
                                                            ------------      ------------      ---     ------------

Net Income (Loss) before Provision for Income Taxes           (2,951,000)          939,000       --       (2,012,000)

PROVISION FOR INCOME TAXES                                            --                --       --               --
                                                            ------------      ------------      ---     ------------

NET INCOME (LOSS)                                           $ (2,951,000)     $    939,000      $--     $ (2,012,000)
                                                            ============      ============      ===     ============


BASIC LOSS PER SHARE                                                                                    $      (0.03)
                                                                                                        ============


DILUTED LOSS PER SHARE                                                                                  $      (0.03)
                                                                                                        ============

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

                  PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                      FOR THE NINE MONTHS ENDED MAY 31, 2002
                                   (UNAUDITED)




                                                                                           Proforma      Proforma
                                                              Fortune          Kingston   Adjustments    Combined

NET REVENUE                                                 $   485,000      $ 8,706,238      $--     $ 9,191,238

COST OF REVENUE                                                 593,000        7,206,217       --       7,799,217
                                                            -----------      -----------      ---     -----------

GROSS PROFIT (LOSS)                                            (108,000)       1,500,021       --       1,392,021

SELLING, GENERAL, AND ADMINISTRATIVE EXPENSES                 1,037,000        1,200,386       --       2,237,386
                                                            -----------      -----------      ---     -----------

Operating Income (Loss)                                      (1,145,000)         299,635       --        (845,365)

OTHER INCOME (EXPENSE)
     Interest income                                             50,000              252       --          50,252
     Interest expense                                            (5,000)         (22,038)      --         (27,038)
     Gains on investments in marketable securities, net         168,000               --       --         168,000
     Net loss on sale of equipment                              (23,000)             198       --         (22,802)
     Other income                                               (26,000)          41,450       --          15,450
                                                            -----------      -----------      ---     -----------
         Total Other Income (Expense)                           164,000           19,863       --         183,863
                                                                             -----------      ---     -----------

EXTRAORDINARY CREDIT-EXTINGUISHMENT OF DEBT                          --               --       --              --
                                                            -----------      -----------      ---     -----------

Net Income (Loss) before Provision for Income Taxes            (981,000)         319,498       --        (661,503)

PROVISION FOR INCOME TAXES                                           --               --       --              --
                                                            -----------      -----------      ---     -----------

NET INCOME (LOSS)                                           $  (981,000)     $   319,498      $--     $  (661,503)
                                                            ===========      ===========      ===     ===========


BASIC LOSS PER SHARE                                                                                  $     (0.01)
                                                                                                      ===========


DILUTED LOSS PER SHARE                                                                                $     (0.01)
                                                                                                      ===========

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